                                                                    EXHIBIT 12.1

                     ADVANCE STORES COMPANY, INCORPORATED
                     SCHEDULE OF EARNINGS TO FIXED CHARGES

                                                               Historical
                                                           ------------------------------------------------------------------------
                                                                                                                         Sixteen
                                                                                                                         Weeks
                                                                                                                         Ended
                                                                              Fiscal Year Ended                          April 25,
                                                           ------------------------------------------------------------
                                                               1993     1994        1995         1996           1997       1998
                                                           ------------------------------------------------------------------------
                                                                                         (dollars in thousands)
Income (loss) before income taxes                            $17,754  $36,285     $28,353       $33,947       $35,042    ($4,127)
                                                           ------------------------------------------------------------------------
Fixed charges:
    Interest expense                                           2,031    3,633       6,327         6,221         7,732      3,414
    Interest portion of rentals                                5,280    7,400      10,395        12,868        16,099      5,806
                                                           ------------------------------------------------------------------------
        Total fixed charges                                    7,311   11,033      16,722        19,089        23,831      9,220
                                                           ------------------------------------------------------------------------

Earnings before income taxes and fixed charges               $25,065  $47,318     $45,075       $53,036       $58,873     $5,093
                                                           =======================================================================
Ratio of earnings to fixed charges (2)                          3.43     4.29        2.70          2.78          2.47         --
                                                            =======================================================================


                                                 Proforma (1)
                                              ----------------------------
                                                                 Sixteen
                                                                  Weeks
                                                                  Ended
                                                 Fiscal Yr       April 25,
                                                   1997            1998
                                              ----------------------------
Income (loss) before income taxes                $ 8,417       $(11,929)
                                               ----------------------------
Fixed charges:
    Interest expense                             $34,357         11,216
    Interest portion of rentals                   16,099          5,806
                                              -----------------------------
      Total fixed charges                         50,456         17,022
                                              -----------------------------

Earnings before income taxes and fixed charges   $58,873       $  5,093
                                               =============================
Ratio of earnings to fixed charges (2)              1.17             --
                                               =============================

(1) Adjusted to reflect impact of recapitalization of the Parent.
(2) Ratio of earnings to fixed charges has not been computed since earnings were not sufficient to cover fixed changes. The coverage deficiency was $4,127 for the historical sixteen weeks ended April 25, 1998 and $11,929 for the pro forma sixteen weeks ended April 25, 1998.